EXHIBIT 99.1

Applied Minerals, Inc. Appoints Nat Krishnamurti Chief Financial Officer

Expanded Management Team Positions Company to Accelerate Commercial Activities

New York, NY -- May 30, 2012 -- Applied Minerals, Inc. (the “Company”) (OTCQB & OTCBB: AMNL) today announced the appointment of Nat Krishnamurti as the Company’s Chief Financial Officer.  Mr. Krishnamurti replaces the Company’s Interim Chief Financial Officer, Chris Carney, who will assume the role of Vice President for Business Development and Corporate Strategy.

Mr. Krishnamurti is a CPA with nearly two decades of experience as a financial management and audit professional.  He was previously employed by inVentiv Health, Inc. (“inVentiv”), a provider of clinical, communications and commercial services to the global pharmaceutical, life sciences and biotechnology industries.  inVentiv was a publicly-traded company until acquired by Thomas H. Lee Partners, LP in August 2010.  During his 11-year tenure at inVentiv, Mr. Krishnamurti served as VP - Accounting and Reporting, Chief Accounting Officer, VP – Corporate Finance, and Director – Treasury, Consolidations and Financial Reporting.  Prior to inVentiv, Mr. Krishnamurti worked as a senior auditor for firms such as PriceWaterhouseCoopers, LLP and Feldman Sherb Erhlich & Co., PC.  While at PriceWaterhouseCoopers, LLP he focused on consumer and industrial products’ clients, which included mining companies.  Mr. Krishnamurti received a B.S. in Accounting from CUNY – Brooklyn College and an MBA from Long Island University.

According to Andre Zeitoun, President and Chief Executive Officer of Applied Minerals, Inc., “The appointment of Nat Krishnamurti as our Chief Financial Officer is a significant and necessary addition to our management team at a time when we are accelerating our commercial activities.  His in-depth financial management, auditing and SEC-reporting experience will provide the Company the skillset needed as we continue to gain traction as the leading provider of advanced halloysite clay solutions.”

Mr. Zeitoun continued, “I am grateful for the job Chris Carney has done as our Interim Chief Financial Officer since February 2009.  At the onset of his appointment, Chris was tasked with both ensuring the Company’s compliance with SEC reporting requirements and creating a financial management system that would provide his eventual successor with the infrastructure needed to accommodate the Company’s expected growth.  He achieved these goals and will now utilize his thorough understanding of both the scientific benefits of halloysite clay and its commercial applications to become more closely involved in the business development activities of our Company.”

About Applied Minerals, Inc.

Applied Minerals is the leading producer of Halloysite Clay solutions from its wholly-owned Dragon Mine property in Utah.  Halloysite is an aluminosilicate clay that forms naturally occurring nanotubes.   In addition to serving the traditional halloysite markets for use in technical ceramics and catalytic applications, the Company has developed niche applications that benefit from the tubular morphology of its halloysite.  These applications include carriers of active ingredients in paints, coatings and building materials, environmental remediation, agricultural applications and high-performance additives & fillers for plastic composites.   Additional information on the company can be found on our company website at www.appliedminerals.com.

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Safe harbor statements under the Private Securities Litigation Reform Act of 1995 for Applied Minerals, Inc.: Some statements contained or implied in this news release may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to Applied Minerals’s most recent filings with the SEC. The Company assumes no obligation to update any forward-looking information.

Investor Relations Contact:

Jordan M. Darrow

Darrow Associates

631-367-1866

jdarrow@darrowir.com